Exhibit A

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Western Refining Logistics, LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: June 1, 2017

TESORO CORPORATION

By:	/s/ Gregory J. Goff

Gregory J. Goff
Chairman, President and Chief Executive Officer

WESTERN REFINING, INC.

By:	/s/ Gregory J. Goff

Gregory J. Goff
President and Chief Executive Officer

GIANT INDUSTRIES, INC.

By:	/s/ Gregory J. Goff

Gregory J. Goff
President and Chief Executive Officer

WESTERN ACQUISITION HOLDINGS, LLC

By:	/s/ Gregory J. Goff

Gregory J. Goff
President and Chief Executive Officer

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Gregory J. Goff

Gregory J. Goff
President and Chief Executive Officer